EX-23.2

                          CONSENT OF COUNSEL

                           Brian F. Faulkner
                    A Professional Law Corporation
                    27127 Calle Arroyo, Suite 1923
                 San Juan Capistrano, California 92675
                            (949) 240-1361


July 23, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Avery Sports Turf, Inc. - Form S-8 POS

Dear Sir/Madame:

     I have acted as counsel to Avery Sports Turf, Inc., a Delaware corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of 20,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 2). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.